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                                                                    Exhibit 10.2


                          [LETTERHEAD OF WHITE & CASE]

April 4, 2003


Orrick Herrington & Sutcliffe LLP
666 Fifth Avenue
New York, NY 10103
Attn:    Arnold Gulkowitz, Esq.

Blank Rome LLP
One Logan Square
Philadelphia, PA 19103-6998
Attn:    Raymond L. Shapiro, Esq.

Re:    In re Reliance Group Holdings, Inc., et al. (the "Debtors")
       Case Nos. 01-13403 and 01-13404 - Settlement Agreement Side Letter
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Dear Ray and Arnold:

         We represent the Official Unsecured Bank Committee in the above-referenced cases. Reference is made to the Settlement Agreement dated April 1, 2003 (the "Settlement Agreement"), by and among M. Diane Koken, and any successor thereto, in her, or his, capacity as the statutory Liquidator (the "Liquidator") of Reliance Insurance Company ("Reliance"), and the Official Unsecured Bank Committee (the "Bank Committee") and the Official Unsecured Creditors' Committee (collectively with the Bank Committee, the "Committees") of Reliance Group Holdings, Inc. ("RGH") and Reliance Financial Services Corp. ("RFSC" and, together with RGH, the "Debtors"). Terms defined in the Settlement Agreement shall have the same meaning when used in this letter (the "Side Letter").

         This Side Letter sets forth the following terms which the parties hereto have agreed to include in the order entered approving the Rule 9019 Motion (the "9019 Order") and the order entered by the Commonwealth Court (the "Commonwealth Court Order") approving the Settlement Agreement:

         1. The Debtors shall be permitted to use the Current Cash and shall have sole discretion as to the use of such cash, subject to the provisions of the Settlement Agreement, the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure, provided,


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                  however, that the amount of Current Cash shall at no time and in no event be less than $45 million plus accumulated interest, from the later of the date of the entry of the (i) 9019 Order or (ii) Commonwealth Court Order until the date of distribution of the Current Cash pursuant to Section 5(a) of the Settlement Agreement.

         2. Reliance shall be granted an allowed constructive trust claim in the amount of $45 million plus accumulated interest as set forth above (the "Allowed Constructive Trust Claim"); and

3. All taxes payable on or with respect to the Allowed Constructive Trust Claim (including, but not limited to, any taxes that may be imposed under Section 468B of the Internal Revenue Code or the Treasury Regulations promulgated thereunder) shall be paid by Reliance or the Liquidator, on behalf of Reliance (and, to the extent NOLs are utilized, shall reduce Reliance NOLs (other than Excess NOLs)), however, Reliance and the Liquidator reserve the right to contest the assessment of any such taxes.



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         This Side Letter shall bind, benefit, and be enforceable by and against the Liquidator, Reliance and the Committees, and their respective successors and assigns. No party shall in any manner assign any of its rights or obligations under this Side Letter without the express prior written consent of the other parties. This Side Letter may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Side Letter to produce or account for more than one counterpart hereof. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart. THIS SIDE LETTER IS MADE UNDER, AND EXCEPT TO THE EXTENT THAT FEDERAL BANKRUPTCY LAW APPLIES, SHALL BE CONSTRUED AND ENFORCED WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. This Side Letter and the Settlement Agreement set forth the entire agreement between the parties as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

                                  * * * *



                                          Very truly yours,

                                          /s/ Andrew DeNatale
                                          --------------------------------
                                          Andrew P. DeNatale
                                          Jack J. Rose
                                          WHITE & CASE LLP
                                          Counsel for the Official
                                          Unsecured Bank Committee


Accepted and Agreed to this
7 day of April, 2003

/s/ Arnold Gulkowitz
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Arnold Gulkowitz
ORRICK HERRINGTON & SUTCLIFFE LLP
Counsel for the Official Unsecured
Creditors Committee



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/s/ Raymond L. Shapiro
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Raymond L. Shapiro
BLANK ROME LLP
Counsel for M. Diane Koken, Insurance
Commissioner of The Commonwealth
of Pennsylvania, in her capacity as Liquidator
of Reliance Insurance Company